UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2012

GREENMAN TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane

Lynnfield Massachusetts 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

     On July 23, 2012, GreenMan Technologies, Inc., a Delaware corporation (the “Company”), held its 2012 Annual Meeting of Stockholders, at which directors were elected, we received approval to amend our Restated Certificate of Incorporation to change our name, increase our authorized shares of Common Stock and eliminate the description of the Class A Convertible Preferred Stock. In addition, shareholder’s ratified Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.’s appointment as the Company’s independent auditors for the fiscal year ending September 30, 2012 was ratified. The final voting results of each of these matters were as follows:

1.	Election of Directors:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Maury Needham	19,243,078	523,075	15,908,032
Lew Boyd	19,239,678	526,475	15,908,032
Kevin Tierney, Sr.	19,242,073	524,080	15,908,032
Lyle Jensen	19,251,478	514,675	15,908,032

2.	Approve an amendment to our Restated Certificate of Incorporation to change the Company’s name from GreenMan Technologies, Inc. to American Power Group Corporation:

Votes For	Votes Against	Abstentions	Broker Non-Votes

55,858,155	347,910	8,119	--

3.	Approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our Common Stock from 100,000,000 to 150,000,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes

53,526,790	2,663,083	24,309	--

4.	Approve an amendment to our Restated Certificate of Incorporation to eliminate the description of the Class A Convertible Preferred Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes

39,528,702	747,355	30,096	15,908,032

5.	Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as independent auditors for fiscal year ending September 30, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes

54,816,171	1,297,378	100,634	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By: /s/ Charles E. Coppa

Charles E. Coppa

Chief Financial Officer

Date: July 26, 2012